Exhibit 23 – Consent of Independent

Registered Public Accounting Firm

Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-32522) pertaining to the United Bankshares, Inc. Savings and Stock Investment Plan of our report dated June 27, 2024, with respect to the financial statements and schedule of the United Bankshares, Inc. Savings and Stock Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2023.

/s/ Ernst & Young LLP

Charleston, West Virginia

June 27, 2024